Exhibit 24.1

STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORIES

September 30, 2021

Each of the entities listed on Schedule A attached hereto (each a “Reporting Person”) hereby authorizes and designates Frederic D. Fenton (the “Designated Filer”), for so long as he is employed by TCMI, Inc. or its affiliates, to prepare and file on behalf of such Reporting Person individually, or jointly together with other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5 (the “Reports”)) that such Reporting Person may be required to file with the United States Securities and Exchange Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the Reporting Person’s ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”).

Each Reporting Person hereby further authorizes and designates Frederic D. Fenton (the “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or the Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with any United States federal or state law or with any regulations promulgated thereto.

Schedule A

TCV VIII VT Master, L.P.

TCV VIII Master GP, LLC

IN WITNESS THEREOF, the undersigned has caused this Statement Appointing Designated Filer and Authorized Signatories to be effective as of September 30, 2021.

REPORTING PERSONS:

September 30, 2021	TCV VIII VT Master, L.p.
a Cayman Islands exempted limited partnership, acting by its general partner

TCV VIII VT Master GP, LLC, a Cayman Islands exempted limited liability company, acting by its managing member

TCV VIII, L.P., a Cayman Islands exempted limited partnership, acting by its direct general partner

Technology Crossover Management VIII, L.P., a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VIII, Ltd., a Cayman Islands exempted company

	By:	/s/ Frederic D. Fenton
	Name:	Frederic D. Fenton
	Title:	Authorized Signatory

September 30, 2021	tcv viii vt master gp, llc, a Cayman Islands limited liability company, acting by its managing member

TCV VIII, L.P., a Cayman Islands exempted limited partnership, acting by its direct general partner

Technology Crossover Management VIII, L.P., a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VIII, Ltd., a Cayman Islands exempted company

	By:	/s/ Frederic D. Fenton
	Name:	Frederic D. Fenton
	Title:	Authorized Signatory